SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               LECTEC CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                               LECTEC CORPORATION
                             10701 RED CIRCLE DRIVE
                           MINNETONKA, MINNESOTA 55343



                               ------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               ------------------

     The 1999 Annual Meeting of the Shareholders of LecTec Corporation, a Minnesota corporation (the "Company"), will be held at The Minneapolis Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343, on Thursday, November 11, 1999, at 3:00 p.m. (CST), for the following purposes:

     1. To elect seven directors to serve on the Board of Directors for a term of one year and until their successors are duly elected and qualified.

     2. To ratify the appointment of Grant Thornton LLP as the Company's independent auditor for the Company's current fiscal year.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record as of the close of business on Wednesday, September 15, 1999, the record date, are entitled to notice of and to vote at the meeting.

     Whether or not you expect to attend the meeting in person, please complete, sign and promptly return the enclosed form of Proxy.

                                        By Order of the Board of Directors


                                        /s/Deborah L. Moore


                                        Deborah L. Moore
                                        SECRETARY

Minnetonka, Minnesota
October 4, 1999

                 (This page has been left blank intentionally.)

                               LECTEC CORPORATION
                             10701 RED CIRCLE DRIVE
                           MINNETONKA, MINNESOTA 55343



                               ------------------

                                 PROXY STATEMENT

                               ------------------

               ANNUAL MEETING OF SHAREHOLDERS -- NOVEMBER 11, 1999

                               ------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     The enclosed Proxy is solicited by the Board of Directors of LecTec Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held Thursday, November 11, 1999, at 3:00 p.m. (CST), at The Minneapolis Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343, or any adjournments thereof (the "Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. Proxies will be voted in accordance with the directions specified therein. ANY PROPERLY EXECUTED PROXY IN WHICH THE SHAREHOLDER SPECIFIES NO DIRECTION WITH RESPECT TO ANY ITEM(S) OF BUSINESS WILL BE VOTED IN FAVOR OF EACH OF THE ITEM(S) OF BUSINESS DESCRIBED IN THIS PROXY STATEMENT. IF A SHAREHOLDER ABSTAINS FROM VOTING AS TO ANY MATTER (OR INDICATES A "WITHHOLD VOTE FOR" AS TO DIRECTORS), THEN THE SHARES HELD BY SUCH SHAREHOLDER SHALL BE DEEMED PRESENT AT THE ANNUAL MEETING FOR PURPOSES OF DETERMINING A QUORUM AND FOR PURPOSES OF CALCULATING THE VOTE WITH RESPECT TO SUCH MATTER, BUT SHALL NOT BE DEEMED TO HAVE BEEN VOTED IN FAVOR OF SUCH MATTER. IF A BROKER RETURNS A "NON-VOTE" PROXY, INDICATING A LACK OF AUTHORITY TO VOTE ON SUCH MATTER, THEN THE SHARES COVERED BY SUCH NON-VOTE SHALL BE DEEMED PRESENT AT THE ANNUAL MEETING FOR PURPOSES OF DETERMINING A QUORUM BUT SHALL NOT BE DEEMED TO BE REPRESENTED AT THE ANNUAL MEETING FOR PURPOSES OF CALCULATING THE VOTE WITH RESPECT TO SUCH MATTER. These Proxy solicitation materials and the annual report for the fiscal year 1999 are first being sent to Shareholders on or about October 4, 1999.

     Under Minnesota law, the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Meeting is necessary to approve each item of business properly presented at the meeting of shareholders. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum.

     As of September 15, 1999, the record date fixed for the determination of shareholders of the Company entitled to notice of and to vote at the Meeting, there were 3,876,476 outstanding shares of

Common Stock, which is the only class of capital stock of the Company. Each shareholder will be entitled to one vote per share on all matters acted upon at the Meeting.

     Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated by the election inspectors appointed for the Meeting.

     Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by (i) delivering to the principal office of the Company a written notice of revocation, (ii) filing with the Company a duly executed Proxy bearing a later date or (iii) attending the Meeting and voting in person.

     The costs of this solicitation will be borne by the Company. Proxies may be solicited by the Company's directors, officers and regular employees, without extra compensation, by mail, telegram, telephone and personal solicitation. The Company will request brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of the Company's Common Stock. The Company may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners.


                              ELECTION OF DIRECTORS


GENERALLY
     The Company's Amended and Restated By-laws provide that the size of the Board of Directors shall be one or more directors, with the number of directors to be determined by the shareholders from time to time prior to the election of directors. The Board of Directors may increase the number of directors at any time. At their last meeting on November 19, 1998, the shareholders elected seven directors. The Board of Directors appointed Sheldon L. Zimbler to the Board of Directors in July 1999 thereby increasing the number of directors to eight.

     Seven persons have been nominated for election as directors at the 1999 annual meeting. Directors are elected for a one-year term and to serve until their successors are duly elected and qualified.

     THE BOARD OF DIRECTORS RECOMMEND THAT LEE M. BERLIN, ALAN C. HYMES, M.D., BERT J. MCKASY, MARILYN K. SPEEDIE, PH.D., DONALD C. WEGMILLER, RODNEY A. YOUNG AND SHELDON L. ZIMBLER BE ELECTED AS DIRECTORS, EACH TO HOLD OFFICE FOR A TERM OF ONE YEAR AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED. All of the nominees are currently members of the Board of Directors of the Company and have served in that capacity since originally elected or designated as indicated below in the information concerning nominees. Paul O. Johnson, currently a member of the Board of Directors, is retiring from the Board of Directors in November 1999. The Company thanks Mr. Johnson for his years of dedicated service to the Company.

     The Board of Directors held five meetings during the fiscal year ended June 30, 1999. Each incumbent director then serving as a member of the Board of Directors participated in each meeting.

VOTING INFORMATION
     A shareholder submitting a Proxy may vote for all or any of the nominees for election to the Board of Directors or may withhold his or her vote from all or any of such nominees. IF A SUBMITTED PROXY IS PROPERLY SIGNED BUT UNMARKED IN RESPECT OF THE ELECTION OF DIRECTORS, IT IS INTENDED THAT THE PROXY AGENTS NAMED IN THE PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR THE ELECTION OF ALL OF THE

NOMINEES. Each of the nominees has agreed to serve the Company as a director if elected; however, should any nominee become unwilling or unable to serve if elected, the Proxy Agents named in the Proxy will exercise their voting power in favor of such other person as the Board of Directors of the Company may recommend. The Company's Articles of Incorporation prohibit cumulative voting.


INFORMATION CONCERNING NOMINEES


                                                                                      DIRECTOR
NAME                          PRINCIPAL OCCUPATION                            AGE      SINCE
---------------------------   --------------------------------------------   -----   ---------
Lee M. Berlin                 Personal Business Interests                     77       1981
                              Bonita Springs, FL
Alan C. Hymes, M.D.           Private Medical Practice                        67       1977
                              Sedro Woolley, WA
Bert J. McKasy                Partner                                         57       1997
                              Lindquist & Vennum PLLP
                              Minneapolis, MN
Marilyn K. Speedie, Ph.D.     Dean and Professor                              51       1997
                              University Of Minnesota College of Pharmacy
                              Minneapolis, MN
Donald C. Wegmiller           President and Chief Executive Officer           61       1997
                              HealthCare Compensation Strategies
                              Minneapolis, MN
Rodney A. Young               Chairman, President and CEO                     44       1996
                              LecTec Corporation
                              Minnetonka, MN
Sheldon L. Zimbler            Consumer Products Advisor                       55       1999
                              Boca, Raton, FL

     There is no family relationship among the nominees.

     LEE M. BERLIN has been a Director since 1981 and served as Chairman of the Board from 1983 through May 1993. He served as the Company's Chief Executive Officer from 1983 through January 1989. Prior to joining the Company, Mr. Berlin served in a variety of foreign and domestic marketing, product development and general management positions with Minnesota Mining & Manufacturing Company ("3M"). Currently, Mr. Berlin manages personal business interests.

     ALAN C. HYMES, M.D. is a founder of the Company, has been a Director since 1977 and acts as the Company's medical consultant. He has been engaged in the private practice of surgery since 1968. He is a diplomat of the American Board of Surgery and the American Board of Thoracic and Cardiovascular Surgery.

     BERT J. MCKASY, a Director since 1997, has been a partner with Lindquist & Vennum PLLP since 1994. He has also owned McKasy Travel Service, Inc. since 1983 and served as the Chair of the St. Paul Chamber of Commerce in 1996. Mr. McKasy served as Minnesota's Commerce Commissioner from 1991 to 1993.

     MARILYN K. SPEEDIE, PH.D., a Director since 1997, is the Dean of the College of Pharmacy and a professor at the University of Minnesota. Prior to her association with the University of Minnesota in

1996, Dr. Speedie held several professorship and departmental chairperson positions at the University of Maryland (1989-1995), the most recent being in the Department of Pharmaceutical Sciences. She has been the recipient of numerous honors, the most recent in October of 1996 which was as an inductee as Fellow of the American Association of Pharmaceutical Scientists, and has also co-authored a book published in 1996 entitled PHARMACOGNOSY AND PHARMACOBIOTECHNOLOGY.

     DONALD C. WEGMILLER has been a Director since 1997. Since April 1993, he has served as President and Chief Executive Officer of Health Care Compensation Strategies, a consulting firm specializing in compensation and benefits for health care executives and physicians. From May 1987 until April 1993, Mr. Wegmiller was President and CEO of Health One Corporation. Mr. Wegmiller also is a Director of Minnesota Power, Inc., Medical Graphics Corporation, JLJ Medical Devices International, LLC, Possis Medical, Inc., and SelectCare.

     RODNEY A. YOUNG was appointed a Director, Chief Executive Officer and President of the Company on August 12, 1996. He replaced the retiring Thomas E. Brunelle, Ph.D. as Chief Executive Officer and President. Prior to his association with the Company, Mr. Young served Baxter International, Inc. for five years in various capacities, most recently as Vice President and General Manager of the Specialized Distribution Division. Mr. Young is also a Director of Possis Medical, Inc, and Delta Dental Plan of Minnesota.

     SHELDON L. ZIMBLER was appointed a Director of the Company on July 29, 1999. Mr. Zimbler has more than 30 years experience as a consumer products senior executive, most recently as President, Worldwide Consumer Products for Nice-Pak Products, Inc. during 1998 and 1999. From November 1995 until January 1998 he was President and COO for Redmond Products, Inc. and from September 1991 until June 1995 he served as Executive Vice President, and then as President, U.S. Division for Neutrogena Corporation. Prior to September 1991, Mr. Zimbler was a senior sales executive with Procter & Gamble Company.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
     Under federal securities laws, the Company's directors and officers, and any beneficial owner of more than 10% of a class of equity securities of the Company, are required to report their ownership of the Company's equity securities and any changes in such ownership to the Securities and Exchange Commission (the "Commission"). Specific due dates for these reports have been established by the Commission, and the Company is required to disclose in this Proxy Statement any delinquent filing of such reports and any failure to file such reports during the fiscal year ended June 30, 1999.

     Based upon information provided by officers and directors of the Company, Mr. Wegmiller failed to file on a timely basis one Form 4 disclosing his purchase of 1,000 shares of LecTec Corporation Common Stock during the 1997 fiscal year. The transaction has since been reported.

DIRECTORS' COMPENSATION
     In February 1999 the Board of Directors of the Company adopted a proposal effective January 1, 1999 to continue to pay outside directors for their services at the rate of $1,000 per quarter and to include reasonable meeting expenses. The resolution discontinued additional payments to outside directors for Board or Committee meeting attendance at the rate of $100 per meeting and an additional $50 per meeting attended for serving as committee chairperson. During the fiscal year ended June 30, 1999, the Company paid or accrued $5,050 for the benefit of Mr. Berlin, $5,000 for Dr. Hymes, $4,750 for Mr. Johnson, $4,300 for Mr. McKasy, $4,450 for Dr. Speedie and $4,600 for Mr. Wegmiller. In addition, during the fiscal year ended June 30, 1999, each of the outside directors received a five-year option under the Company's 1998 Director's Stock Option Plan to purchase 5,000 shares of the Company's Common Stock at a price equal to the fair market value at the date of grant.

STANDING COMMITTEES
     The Board of Directors of the Company has five standing committees. The Executive Committee was established to act on behalf of the Board for all matters except those designated. The Audit Committee was established to review and investigate all matters pertaining to the accounting activities of the Company and the relationship of the Company with its independent auditor. The Compensation Committee was established to determine and periodically evaluate various levels and methods of compensation for directors, officers and employees of the Company. The Board Organization Committee was established to identify potential candidates for Board membership, to review the composition and size of the Board and to audit the Company's program for senior management succession. The Board Organization Committee will also review potential candidates suggested by shareholders for director membership. Shareholder recommendations of potential nominees to the Board of Directors are welcomed at any time and should be made in writing, accompanied by pertinent information regarding nominee background and experience, to the Secretary of the Company. The Business Development/Technology & Marketing Committee was established to serve as the Company's technology advocate in the business, academic and professional communities. The Committee supports and assists the efforts of the Board and management to identify new products, technologies, alliances and markets that leverage and enhance the Company's core competencies. The Audit Committee and Compensation Committee each held four meetings during the last fiscal year and all members of each committee attended each meeting. The Board Organization Committee held three meetings during the last fiscal year and all members attended each meeting. The Executive and Business Development/Technology & Marketing Committees each met one time during the fiscal year and all respective members of each Committee attended the meetings except for the absence of Dr. Speedie from the Executive Committee meeting. The following table shows the names of the directors as they served on each committee during the last fiscal year:


COMMITTEE                                       MEMBERS
---------------------------------------------   -----------------------------
  Executive                                     Rodney A. Young(1)
                                                Paul O. Johnson
                                                Bert J. McKasy
                                                Marilyn K. Speedie, Ph.D.

  Audit                                         Paul O. Johnson(1)
                                                Lee M. Berlin
                                                Alan C. Hymes, M.D.

  Compensation                                  Donald C. Wegmiller(1)
                                                Lee M. Berlin
                                                Alan C. Hymes, M.D.

  Board Organization                            Lee M. Berlin(1)
                                                Alan C. Hymes, M.D.
                                                Rodney A. Young

  Business Development/Technology               Marilyn K. Speedie, Ph.D.(1)
   & Marketing                                  Lee M. Berlin
                                                Alan C. Hymes, M.D.
                                                Bert J. McKasy

------------------
(1) Committee Chairperson

                          SECURITY OWNERSHIP OF CERTAIN
                              BENEFICIAL OWNERS AND
                                   MANAGEMENT

     The following table sets forth certain information regarding ownership of the Company's Common Stock as of September 15, 1999, by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) each director and nominee for election as director of the Company; (iii) the officers named in the Summary Compensation Table of this Proxy Statement; and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.


                                         NUMBER OF SHARES      PERCENT OF SHARES
NAME                                    BENEFICIALLY OWNED     BENEFICIALLY OWNED
------------------------------------   --------------------   -------------------
Lee M. Berlin ......................           562,029(1)             14.4%
Alan C. Hymes, M.D. ................           416,742(2)             10.7%
Rodney A. Young ....................           111,250(3)              2.8%
Deborah L. Moore ...................            34,621(4)                *
Paul O. Johnson ....................            31,034(5)                *
Daniel M. McWhorter ................            30,759(6)                *
Jane M. Nichols ....................            26,283(7)                *
Sheldon L. Zimbler .................            18,000(8)                *
Bert J. McKasy .....................            12,778(9)                *
Donald C. Wegmiller ................            12,000(10)               *
John D. LeGray .....................             9,759(11)               *
Marilyn K. Speedie, Ph.D. ..........             8,000(12)               *
All directors and executive officers
 as a group (12 persons) ...........         1,273,255(13)            30.6%

------------------
*Less than 1%

     Notes to table of Security Ownership of Certain Beneficial Owners and
     Management:

     (1) The figure includes 75,605 shares owned by Mr. Berlin's wife, 137,145 shares owned by Mr. Berlin's son (Mr. Berlin has disclaimed beneficial ownership of such shares), and options granted to Mr. Berlin, available for exercise within 60 days to purchase 19,125 shares.

     (2) The figure includes options granted to Dr. Hymes, available for exercise within 60 days, to purchase 27,669 shares.

     (3) The figure includes options granted to Mr. Young, available for exercise within 60 days, to purchase 98,750 shares.

     (4) The figure includes options granted to Ms. Moore, available for exercise within 60 days, to purchase 25,000 shares.

     (5) The figure includes options granted to Mr. Johnson, available for exercise within 60 days, to purchase 27,669 shares.

     (6) The figure includes options granted to Mr. McWhorter, available for exercise within 60 days, to purchase 20,000 shares.

     (7) The figure includes options granted to Ms. Nichols, available for exercise within 60 days, to purchase 25,000 shares.

     (8) The figure includes options granted to Mr. Zimbler, available for exercise within 60 days, to purchase 10,000 shares.

     (9) The figure includes options granted to Mr. McKasy, available for exercise within 60 days, to purchase 8,000 shares.

     (10) The figure includes options granted to Mr. Wegmiller, available for exercise within 60 days, to purchase 11,000 shares.

     (11) The figure includes options granted to Mr. LeGray, available for exercise within 60 days, to purchase 4,375 shares.

     (12) The figure includes options granted to Dr. Speedie, available for exercise within 60 days, to purchase 7,000 shares.

     (13) The figure includes applicable shares and options described in the preceding footnotes.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing compensation policy and administering the compensation programs for the Company's executive officers. The Committee is comprised of independent outside directors. The Committee meets as may be necessary to review executive compensation policies, the design of compensation programs and individual salaries and awards for the executive officers. The purpose of this report is to inform shareholders of the Company's compensation policies for executive officers and the rationale for the compensation paid to executive officers.

COMPENSATION PHILOSOPHY

     The Company's compensation program is designed to motivate and reward executives responsible for attaining the financial and strategic objectives essential to the Company's long-term success and growth in shareholder value. The compensation program has been designed to provide a competitive level of total compensation and offers incentive and equity ownership opportunities directly linked to the Company's performance and shareholder return. The Committee believes it is in the best interests of the shareholders to reward executives when the Company's performance objectives are achieved and to provide significantly less compensation when these objectives are not met. Therefore, a significant portion of executive compensation is comprised of "at risk" performance and stock-based incentives.

     Key objectives of the compensation program are to:

     * Provide a strong, direct link between the Company's financial and strategic goals and executive compensation.

     * Motivate executives to achieve corporate operating goals through an emphasis on performance-based compensation.

     * Align the interests of executives with those of the Company's shareholders by providing a significant portion of total compensation that is Company stock-based.

     * Provide competitive total compensation in order to attract and retain high caliber key executives critical to the long-term success of the Company.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The key components of the Company's executive officer compensation program are base salary, annual incentives and long-term incentives. These elements are described below. During fiscal year 1999, specific and objective criteria were utilized to determine each element of an executive's compensation package.

     BASE SALARY. The Committee annually reviews the base salaries of executive officers. In determining appropriate salary levels, the Committee considers individual performance, level of responsibility, scope and complexity of the position and salary levels for comparable positions at industry peer group companies.

     During the fiscal year ended June 30, 1999 the current executive officers of the Company did not receive salary increases, with the exception of Daniel M. McWhorter and John D. LeGray. Mr. LeGray received an increase in salary effective with his appointment to Vice President, Quality Assurance and Regulatory Affairs.

     ANNUAL INCENTIVE AWARDS. The purpose of the Company's annual incentive program is to provide a direct financial incentive in the form of an annual cash bonus to executive officers and key managers who achieve corporate operating goals established under the Company's annual operating plan.

     Executive officers are eligible for cash bonuses ranging from 30% to 60% of base salary. The size of the bonus is dependent upon the executive officer's position and the achievement of targeted post-bonus, pre-tax earnings, as well as the achievement of individual and team goals.

     For the fiscal year 1999, the minimum earnings performance goals under the annual incentive program were not achieved and no cash bonus payments were made.

     LONG-TERM INCENTIVE PLANS. Long-term incentives are provided to executive officers through the Company's stock option program.

     The Company's stock option program provides compensation that directly links the interests of management and shareholders, and aids in retaining key executive officers. Executive officers are eligible for annual grants of stock options. Guideline levels of options are prepared based on a review of competitive data from industry peer group companies. Individual awards are based on the individual's responsibilities and performance, ability to impact financial performance and future potential. All individual stock option grants are reviewed and approved by the Committee. Executive officers receive gains from stock options only to the extent that the fair market value of the stock has increased since the date of option grant.

     CHANGE IN CONTROL PLANS. The Company's Change in Control Termination Pay Plan provides for termination payments to executive officers if they are terminated within twelve months of a change in control. The Plan provides for termination payments to the Chief Executive Officer equal to twenty times the monthly base salary and termination payments for all other executives equal to twelve times the monthly base salary.

     In July 1999, the Company adopted the Improved Shareholder Value Cash Bonus Plan which provides cash bonus payments to executive officers if the Company is acquired by or merged with another company, and the valuation of the Company for purposes of the acquisition or merger equals or exceeds the minimum level defined by the Plan. Cash bonus payments to executives increase as the total valuation of the Company for purposes of the sale or merger increases, thus aligning the interests of the executives with the interests of the shareholders and providing an incentive to the executives to maximize shareholder value.

CHIEF EXECUTIVE OFFICER COMPENSATION
     The base salary for Mr. Young was $200,000 during fiscal 1999. The base salary of the Chief Executive Officer is established by the Compensation Committee in generally the same way as the base salary is determined for other executive officers.

     A bonus payment under the annual incentive program described above was not made during fiscal 1999 due to the Company not achieving the minimum performance goals established by the Committee.

     In fiscal 1999, Mr. Young received options to purchase up to 95,000 shares of the Company's Common Stock at a weighted average exercise price of $2.75 per share.

CONCLUSION
     The executive officer compensation program administered by the Committee provides incentives to attain strong financial performance and aligns the interests of executive officers with shareholder interests. The Committee believes that the Company's compensation program focuses the efforts of the Company's executive officers on the achievement of growth, profitability and the enhancement of shareholder value for the benefit of all of the Company's shareholders.


                                        COMPENSATION COMMITTEE


                                        Donald C. Wegmiller, Chairman
                                        Lee M. Berlin
                                        Alan C. Hymes, M.D.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
     The following table shows the cash and non-cash compensation for the fiscal years ended June 30, 1999, 1998 and 1997, awarded to or earned by Rodney A. Young, the Chairman of the Board and the Company's President and Chief Executive Officer, and to each other executive officer of the Company (collectively, the "Named Executives").


                           SUMMARY COMPENSATION TABLE


                                                                             LONG-TERM
                                                                            COMPENSATION
                                                  ANNUAL COMPENSATION          AWARDS
                                                  ------------------- -----------------------
                                      FISCAL YEAR
                                         ENDED                         SECURITIES UNDERLYING      ALL OTHER
NAME AND POSITION                      JUNE 30,      SALARY    BONUS          OPTIONS          COMPENSATION(6)
------------------------------------ ------------ ----------- ------- ----------------------- ----------------
Rodney A. Young(1)                       1999      $200,000    $ --            95,000              $2,358
 Chairman, President and                 1998       178,000      --            55,000               2,450
 Chief Executive Officer                 1997       135,439      --           150,000                  --

Deborah L. Moore(2)                      1999       117,300      --            36,000               1,573
 Chief Financial Officer,                1998       108,885      --            20,000               1,447
 Secretary and Treasurer                 1997        29,423      --            40,000                  --

Jane M. Nichols(3)                       1999       117,300      --            22,500               1,173
 Vice President, Marketing and           1998       108,885      --            20,000                 579
 New Business Development                1997        21,185      --            40,000                  --

Daniel M. McWhorter(4)                   1999       111,200      --            27,700               2,577
 Vice President, Research and            1998        96,075      --            20,000               1,277
 Development                             1997        40,115      --            30,000                  --

John D. LeGray(5)                        1999        98,400      --            22,500               2,460
 Vice President, Quality Assurance       1998        68,100      --            17,500               1,135
 and Regulatory Affairs

------------------
(1) Mr. Young was appointed President, Chief Executive Officer and a Director of the Company on August 12, 1996. He was elected Chairman on November 18, 1996.

(2) Ms. Moore joined the Company on February 25, 1997 and was appointed Secretary on July 31, 1997 and Treasurer on November 18, 1998.

(3) Ms. Nichols was appointed Vice President, Marketing and New Business Development effective upon her joining the Company on April 1, 1997.

(4) Mr. McWhorter was appointed Vice President, Research and Development effective upon his joining the Company on January 1, 1997.

(5) Mr. LeGray joined the Company on September 15, 1997 and was appointed Vice President, Quality Assurance and Regulatory Affairs effective November 18, 1998.

(6) Reflects matching contributions under the Company's 401(k) and Profit Sharing Plan.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the grant of stock options under the Company's 1989 Stock Option Plan and the 1998 Stock Option Plan to the Named Executives of the Company identified on the preceding table during the fiscal year ended June 30, 1999:

                                                                                                POTENTIAL
                                                                                                REALIZABLE
                                                                                                 VALUE AT
                                              INDIVIDUAL GRANTS                                  ASSUMED
                        -------------------------------------------------------------        ANNUAL RATES OF
                           NUMBER OF         PERCENT OF                                         STOCK PRICE
                           SECURITIES      TOTAL OPTIONS     EXERCISE                           APPRECIATION
                           UNDERLYING        GRANTED TO       PRICE                          FOR OPTION TERM(1)
                            OPTIONS          EMPLOYEES         PER        EXPIRATION    ---------------------------
NAME                        GRANTED        IN FISCAL YEAR     SHARE          DATE           5%           10%
---------------------   ---------------   ---------------   ---------   -------------   ----------   -----------
Rodney A. Young              95,000(2)          31.2%          $2.75    Jun-10-2004      $79,756      $169,058
Deborah L. Moore             36,000(2)          11.8%           2.75    Jun-10-2004       30,224        64,064
Jane M. Nichols              22,500(2)           7.4%           2.75    Jun-10-2004       18,890        40,040
Daniel M. McWhorter          22,500(2)           7.4%           2.75    Jun-10-2004       18,890        40,040
                              5,200(3)           1.7%           3.19    Nov-18-2008       13,068        60,629
John D. LeGray               22,500(2)           7.4%           2.75    Jun-10-2004       18,890        40,040

------------------
(1) These amounts represent certain assumed annual rates of appreciation only. Potential realizable value is calculated assuming 5% and 10% appreciation in the price of the Common Stock from the date of grant. ACTUAL GAINS, IF ANY, ON STOCK OPTION EXERCISES ARE DEPENDENT ON THE FUTURE PERFORMANCE OF THE COMMON STOCK, AND OVERALL STOCK MARKET CONDITIONS. THE AMOUNT REFLECTED IN THIS TABLE MAY NOT NECESSARILY BE ACHIEVED. Assuming 3,876,476 shares of Common Stock are outstanding, a beginning stock price of $2.75 per share and 5% and 10% annual appreciation in the price of the Common Stock over 5 years, the aggregate market value of the Company's outstanding Common Stock would increase from $10,660,309 to $13,605,556, assuming 5% annual appreciation, and to $17,168,534, assuming 10% annual appreciation.

(2) This option vests in four equal amounts annually over a four-year period beginning June 10, 2000.

(3) This option vests in four equal amounts annually over a four-year period beginning November 18, 1999.


AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the Named Executives, concerning the exercise of options during the fiscal year ended June 30, 1999 and unexercised options held as of June 30, 1999.

                                                          NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                            SHARES                       OPTIONS AT JUNE 30, 1999            AS OF JUNE 30, 1999(1)
                           ACQUIRED        VALUE     -------------------------------   ---------------------------------
NAME                     ON EXERCISE     REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
---------------------   -------------   ----------   -------------   ---------------   -------------   --------------
Rodney A. Young              0               $0         78,750           221,250             $0           $118,750
Deborah L. Moore             0                0         25,000            71,000              0             45,000
Jane M. Nichols              0                0         25,000            57,500              0             28,125
Daniel M. McWhorter          0                0         20,000            57,700              0             32,337
John D. LeGray               0                0          4,375            35,625              0             28,125

------------------
(1) The value of in-the-money options on June 30, 1999 equals the market value of underlying unexercised options less the option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
   DECISIONS

     The Compensation Committee (the "Committee") consists of three non-employee directors, Lee M. Berlin, Alan C. Hymes, M.D. and Donald C. Wegmiller. All three directors served on the Committee for the entire fiscal year ended June 30, 1999.

     Mr. Berlin was formerly an officer of the Company, having served as both Chairman of the Board and Chief Executive Officer of the Company. There were no other Compensation Committee "interlocks" within the meaning of the SEC rules.

CHANGE IN CONTROL PLANS

     CHANGE IN CONTROL TERMINATION PAY PLAN. During fiscal 1998 the Company adopted a Change In Control Termination Pay Plan for the benefit of executive officers of the Company. The Plan provides for termination payments to executive officers if they are terminated within twelve months of a change in control. Termination payments for the Chief Executive Officer are twenty times the highest monthly base compensation during the six months immediately before the date of termination. Termination payments for all other executive officers are twelve times the highest monthly base compensation during the six months immediately before the date of termination.

     IMPROVED SHAREHOLDER VALUE CASH BONUS PLAN. In July 1999, the Company adopted the Improved Shareholder Value Cash Bonus Plan for the benefit of executive officers of the Company. The Plan provides for cash bonus payments to executive officers if the Company is acquired by or merged with another company, and the valuation of the Company for purposes of the acquisition or merger equals or exceeds 1.8 times the Company's sales for the most recently completed four calendar quarters. The sale or merger of the Company at the minimum valuation of 1.8 times sales would result in cash bonus payments to seven executives totaling approximately $445,000 or 2% of the total valuation of the Company. Cash bonus payments under the Plan increase as the total valuation of the Company for purposes of the sale or merger increases. If the total valuation of the Company were 6.2 times sales, cash bonuses totaling approximately 6.0% of the Company's total valuation would be paid to executives.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     The Company did not have any relationships or related transactions required to be disclosed under Item 404 of Regulation S-K in fiscal 1999. All current transactions between the Company and its officers, directors, principal shareholders or affiliates are and all future transactions between the Company and such affiliated parties will be on terms no less favorable to the Company than could have been obtained in arm's-length transactions with unaffiliated third parties, as determined by a majority of the disinterested members of the Company's Board of Directors. All future transactions with and loans to affiliated parties will be approved by a majority of the disinterested members of the Company's Board of Directors. In addition, the Company will make or guarantee loans to officers, directors, principal shareholders or other affiliates only for bona fide business purposes.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The graph and table below compare the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the Russell 2000 Index, S & P 500 Index and the S & P Medical Products & Supplies Index over the same period. The Company has added the Russell 2000 Index this year as a comparison due to management's belief that the companies included in the Russell 2000 Index have characteristics more similar to LecTec Corporation than companies included in the S & P 500 Index. The Company intends in future periods to provide comparisons only to the Russell 2000 Index for purposes of a broad-based equity market index comparison. The graph and table assume the investment of $100 in each of the Company's Common Stock, the Russell 2000 Index, the S & P 500 Index and the S & P Medical Products & Supplies Index on June 30, 1994 and that all dividends (cash and stock) were reinvested.


                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN


[LINE CHART]


                                 6/30/94     6/30/95     6/30/96     6/30/97     6/30/98     6/30/99
                                ---------   ---------   ---------   ---------   ---------   --------
LECTEC CORPORATION ..........     100         138         153           76          42          48
RUSSELL 2000 ................     100         120         149          173         206         206
S & P 500 ...................     100         126         159          214         279         342
S & P MED. P&S ..............     100         153         202          267         357         425

                     RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed Grant Thornton LLP as the Company's independent auditor for the fiscal year which began July 1, 1999. A proposal to ratify that appointment will be presented at the Meeting. Grant Thornton LLP has served as the Company's auditor since June 1987. Representatives of Grant Thornton LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS. If the appointment is not ratified by the shareholders, the Board of Directors is not obligated to appoint another auditor, but the Board of Directors will give consideration to an unfavorable vote.

                                OTHER BUSINESS

     The Company knows of no other matters to be acted upon at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

                    PROPOSALS FOR THE NEXT REGULAR MEETING

     Any shareholder proposals to be considered for inclusion in the Company's proxy material for the 2000 Annual Meeting of Shareholders must be received at the Company's principal executive office at 10701 Red Circle Drive, Minnetonka, Minnesota 55343, no later than June 6, 2000. In connection with any matter to be proposed by a shareholder at the 2000 Annual Meeting, but not proposed for inclusion in Company's proxy material, the proxy holders designated by the Company for that meeting may exercise their discretionary voting authority with respect to that shareholder proposal if appropriate notice of that proposal is not received by the Company at its principal executive office by August 20, 2000.

                                        By Order of the Board of Directors


                                        /s/Deborah L. Moore


                                        Deborah L. Moore
                                        SECRETARY

Dated: October 4, 1999

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


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


















[LOGO]  PRINTED WITH                                   [LOGO]
        SOY INK                                    RECYCLED PAPER

                                     [LOGO]

                                  LECTEC (TM)
                                  CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          THURSDAY, NOVEMBER 11, 1999
                       3:00 P.M. (CENTRAL STANDARD TIME)

                    THE MINNEAPOLIS MARRIOTT SOUTHWEST HOTEL
                               5801 OPUS PARKWAY
                              MINNETONKA, MN 55343

--------------------------------------------------------------------------------

[LOGO]

LECTEC (TM)                                                                PROXY
CORPORATION                                                                 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I appoint Rodney A. Young and Deborah L. Moore, together and separately, as proxies to vote all shares of common stock which I have power to vote at the annual meeting of shareholders to be held on November 11, 1999 at Minnetonka, Minnesota, and at any adjournment thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place.


             (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)

                               TO VOTE YOUR PROXY

              Mark, sign and date your proxy card and return it in
                   the postage-paid envelope we have provided.

                               PLEASE DETACH HERE

               THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2.

1. ELECTION OF      01 Lee M. Berlin         05 Donald C. Wegmiller        [ ]  FOR all listed [ ]  WITHHOLD
   DIRECTORS:       02 Alan C. Hymes, M.D.   06 Rodney A. Young                 nominees            AUTHORITY
                    03 Bert J. McKasy        07 Sheldon L. Zimbler                                  to vote for
                    04 Marilyn K. Speedie, Ph.D.                                                    all listed
                                                                                                    nominees


   (Instructions: To withhold authority to vote for any individual         -------------------------------------
   nominee, write the number(s) in the box provided to the right.)         |                                   |
                                                                           -------------------------------------


2. APPROVAL OF APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS   [ ]For    [ ] Against    [ ] Abstain


THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" ITEMS 1 AND 2.


Address Change? Mark Box [ ]
Indicate changes below:                                                    Dated _______________________ , 1999

                                                                           -------------------------------------
                                                                           |                                   |
                                                                           |                                   |
                                                                           -------------------------------------

                                                                           Signature(s) of Shareholder(s) in Box

                                                                           PLEASE DATE AND SIGN exactly as name(s)
                                                                           appears hereon and return promptly in
                                                                           the accompanying postage paid envelope.
                                                                           If shares are held by joint tenants or
                                                                           as community property, both shareholders
                                                                           should sign. If signing as attorney,
                                                                           executor, administrator, trustee or
                                                                           guardian, please give full title as
                                                                           such. If a corporation, please sign in
                                                                           full corporate name by president or
                                                                           other authorized officer. If a
                                                                           partnership, please sign in partnership
                                                                           name by an authorized person.